Exhibit 10.15

Execution Version

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of March 31, 2011 (the “Supplemental Indenture”), between Capital Trust, Inc., a Maryland corporation (the “Company”), and The Bank of New York Mellon Trust Company, National Association, a national banking association, as trustee (the “Trustee”), to Junior Subordinated Indenture, dated as of March 16, 2009, between the Company and the Trustee (the “Indenture”).  Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

WITNESSETH:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of the Company’s unsecured junior subordinated notes, pursuant to which the Company originally issued $118,593,750 aggregate principal amount of Junior Subordinated Notes due 2036 (the “Securities”), and pursuant to which $57,500,000 aggregate principal amount remains outstanding as follows:  (i) $28,750,000 principal amount of Securities to Taberna Preferred Funding V, Ltd. (“Taberna V”), which are evidenced by certificate number 1 (the “Taberna V Securities”) and (ii) $28,750,000 principal amount of Securities to Taberna Preferred Funding VI, Ltd. (“Taberna VI”), which are evidenced by certificate number 2 (the “Taberna VI Securities”);

WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may, with the consent of the Holders of each Outstanding Security, amend or supplement the Indenture and/or the Securities as provided for herein;

WHEREAS, the Holders of each Outstanding Security have consented to the entry into this Supplemental Indenture by Act of said Holders delivered to the Company and the Trustee;

WHEREAS, the Company has been authorized by a Board Resolution to enter into this Supplemental Indenture and all other action required to make this Supplemental Indenture a valid and binding instrument has been duly taken and performed; and

WHEREAS, the execution of this Supplemental Indenture is authorized and permitted by the Indenture, and all conditions precedent therein provided for relating to such action have been complied with.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company and the Trustee hereby agree as follows:

Execution Version

Article I.

Amendment to the Indenture and the Securities

1.1           Addition of Section 11.8.  A new Section 11.8 is added to Article XI of the Indenture, following Section 11.7, which shall read as follows:

“SECTION 11.8                                Special Optional Redemption of Certain Securities.

(a)           Notwithstanding anything to the contrary contained in the Indenture or the Securities, including, without limitation this Article XI, the Company may, at its option, redeem the Taberna V Securities and/or the Taberna VI Securities in consideration of the following (individually or collectively as the context may require, the “Special Redemption Price”):

(i)           in the case of the Taberna V Securities, (A) $999,980.87 aggregate principal amount of 8.19% series 2 secured notes due 2016 (the “Series 2 LLC Interest Secured Notes”) of CT Legacy Series 2 Note Issuer, LLC (“CT Series 2 Note Issuer”), secured by an aggregate of 621,149 Class A-1 Units of CT Legacy REIT Holdings, LLC, and (B) $1,128,056.21 in cash in immediately available funds; and

(ii)           in the case of the Taberna VI Securities, (A) $999,980.87 aggregate principal amount of Series 2 LLC Interest Secured Notes of CT Series 2 Note Issuer, secured by an aggregate of 621,149 Class A-1 Units of CT Legacy REIT Holdings, LLC, and (B) $1,128,056.21 in cash in immediately available funds.

(b)           The provisions of Sections 11.1 through and including 11.7 of the Indenture shall not apply with respect to any redemption pursuant to this Section 11.8, any such redemption to be governed solely by this Section 11.8.

(c)           The election of the Company to redeem the Taberna V Securities and/or the Taberna VI Securities pursuant to this Section 11.8 shall be evidenced by or pursuant to a Board Resolution.  Prior to any redemption pursuant to this Section 11.8, the Company shall, not less than two (2) Business Days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee and the applicable Holders of Securities or such notice is waived in writing by the Trustee and the applicable Holders of Securities), notify the Trustee and the Holders of the Taberna V Securities and/or the Taberna VI Securities, as applicable, in writing (which notice may be via electronic or facsimile transmission) of the Redemption Date and stating (i) the place or places where such Securities are to be surrendered (such Redemption Date and place or places may be changed by subsequent written notice (which notice may be via electronic or facsimile transmission) by the Company to the Trustee and such Holders), and (ii) that on the Redemption Date, the Special Redemption Price will become due and payable upon each such Security, and that any interest (including any Additional Interest) on such Securities shall cease to accrue on and after said date.

Execution Version

(d)           On the Redemption Date specified in the notice of redemption given as provided in this Section 11.8, the Company will cause the applicable Series 2 LLC Interest Secured Notes to be delivered and will deposit with the Trustee the Special Redemption Price.  If any notice of redemption has been given as provided in this Section 11.8, the Taberna V Securities and/or the Taberna VI Securities, as applicable, together with accrued interest thereon (including any Additional Interest) to the Redemption Date, shall become due and payable on the date and at the place or places stated in such notice at the Special Redemption Price.  Upon the delivery of the Series 2 LLC Interest Secured Notes and deposit of the Special Redemption Price with the Trustee on such Redemption Date, the Taberna V Securities and the Taberna VI Securities, together with accrued interest thereon (including any Additional Interest) to the Redemption Date and all other obligations and liabilities with respect to such Securities thereto and hereto, shall be deemed paid in full satisfaction thereof.”

Article II.

Effectiveness

2.1           Effectiveness of this Supplemental Indenture.

(a)           This Supplemental Indenture is entered into pursuant to and consistent with Section 9.2 of the Indenture.  Upon the execution of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be modified, amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and thereby.

(b)           This Supplemental Indenture shall become effective only upon the satisfaction of the following conditions: (i) the Trustee (and, in connection with clause (E) below only, the Company) shall have received (A) a counterpart of this Supplemental Indenture duly executed by the Company and the Trustee, (B) an Opinion of Counsel relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture, (C) an Officer’s Certificate relating to this Supplemental Indenture in accordance with Sections 1.2 and 9.3 of the Indenture, (D) a Board Resolution of the Company authorizing the Company to enter into this Supplemental Indenture, and (E) the written consent of the Holders of each Outstanding Security by Act of said Holders, and (ii) the Company shall have paid all reasonable attorneys’ fees and disbursements of TP Management LLC, Taberna V, Taberna VI and the Trustee in connection with this Supplemental Indenture, and all other amounts due and owing to the Trustee, if any, which such expenses shall be paid prior to or simultaneously with the execution of this Supplemental Indenture.

(c)           By their signature and consent hereto, each of the Holders hereby waives the requirement of the Trustee to deliver a copy of this Supplemental Indenture to each Holder pursuant to Section 9.3 of the Indenture.

Execution Version

Article III.

Miscellaneous

3.1           Continuing Effect of the Indenture.  Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Outstanding Securities shall remain in full force and effect.

3.2           Reference and Effect on the Indenture.  On and after the date hereof, each reference in the Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.

3.3           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

3.4           Governing Law. This Supplemental Indenture and the rights and obligations of each of the Holders, the Company and the Trustee shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

3.5           Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR PURSUANT TO THE INDENTURE OR WITH RESPECT TO OR ARISING OUT OF THIS SUPPLEMENTAL INDENTURE OR THE INDENTURE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN).  BY EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE OR THE INDENTURE.

3.6           Separability Clause.  If any provision of this Supplemental Indenture or the Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

Execution Version

3.7           Counterpart Originals.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument and agreement.

3.8           Inconsistency.  In the event of any inconsistency between the terms and provisions of this Supplemental Indenture and the Indenture, the terms and provisions of this Supplemental Indenture shall prevail.

3.9           Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture or the Indenture.

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Valerie L. Nuhfer
Name: Valerie L. Nuhfer Title: Associate

Execution Version

ACKNOWLEDGEMENT AND CONSENT:

Each of Taberna Preferred Funding V, Ltd. and Taberna Preferred Funding VI, Ltd., each as a Holder of $28,750,000 principal amount of Securities:

1.      Hereby certifies that it is the Holder of the above-referenced Securities in the above-referenced amount.

2.      Hereby consents to the execution of this Supplemental Indenture by Capital Trust, Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee pursuant to Section 9.2 of the Indenture.

3.      Hereby directs the Trustee to enter into this Supplemental Indenture and hereby waives, for all purposes, any and all notice requirements for the benefit of the Holders of the Securities contained in the Indenture in connection with this Supplemental Indenture and hereby consents to the waiver of any and all notice requirements benefitting other parties obtained in connection with this Supplemental Indenture.

TABERNA PREFERRED FUNDING V, LTD.

By:	TP Management LLC, as attorney-in-fact for Taberna Capital Management, LLC, as Collateral Manager

By:	/s/ Marc K. Furstein
Name: Marc K. Furstein Title: Chief Operating Officer

TABERNA PREFERRED FUNDING VI, LTD.

By:	TP Management LLC, as Collateral Manager

By:	/s/ Marc K. Furstein
Name: Marc K. Furstein Title: Chief Operating Officer